UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2016
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-32989	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 25, 2016, Yuma Exploration and Production Company, Inc. (“Yuma Exploration”), as borrower and wholly-owned subsidiary of Yuma Energy, Inc. (the “Company”), entered into the Waiver and Amendment (the “Amendment”) to Waiver and Tenth Amendment (the “Tenth Amendment”) to that certain Credit Agreement dated as of August 10, 2011 (together with all amendments or other modifications, the “Credit Agreement”) with Société Générale, as Administrative Agent and Issuing Bank (the “Administrative Agent”), and each of the lenders and guarantors party thereto.
Pursuant to the Amendment, the spring 2016 scheduled redetermination of Yuma Exploration’s borrowing base was postponed until the termination of the Tenth Amendment at which time the borrowing base will be automatically reduced by $9.8 million to $20.0 million unless otherwise reduced by or to a different amount by the lenders under the Credit Agreement or a new credit facility is entered into in connection with the pending agreement and plan of merger dated as of February 10, 2016 (the “Merger Agreement”) by and among the Company, Davis Petroleum Acquisition Corp., and two wholly-owned subsidiaries of the Company. The Tenth Amendment, as amended, terminates upon the earliest of (i) September 23, 2016, if the registration statement on Form S-4 filed with the Securities and Exchange Commission pursuant to the Merger Agreement has not been declared effective by such date; (ii) the date that is forty-seven days after the date the registration statement on Form S-4 has been declared effective; (iii) October 31, 2016; (iv) September 6, 2016, if the Merger Agreement is not amended to extend the termination date from September 30, 2016 to a date not earlier than October 31, 2016; and (v) in the event of the termination of the Merger Agreement.
The Amendment also provided a waiver of the (1) financial covenant related to the maximum permitted ratio of funded debt to EBITDA of the Company for the fiscal quarters ended September 30, 2015, December 31, 2015, March 31, 2016 and June 30, 2016; (2) the financial covenant related to the maximum permitted ratio of EBITDA to interest expense of the Company for the fiscal quarters ended December 31, 2015, March 31, 2016 and June 30, 2016; (3) the financial covenant related to the ratio of the current assets to the current liabilities for the fiscal quarter ended June 30, 2016 of the Company; (4) the covenant related to the Company providing audited financial statements for the fiscal year ended December 31, 2015 without containing a “going concern” qualification; (5) the requirement set forth in Section 3(A) of the Tenth Amendment that required that Yuma Exploration make a single lump sum payment of $9,800,000 by August 17, 2016 following the automatic reduction of the borrowing base; and (6) the covenant related to the Company maintaining a certain depository.
The preceding is a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Waiver and Amendment to Waiver and Tenth Amendment to Credit Agreement dated as of August 25, 2016, among Yuma Exploration and Production Company, Inc., as Borrower, Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders and guarantors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: August 25, 2016	Title:	President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1
Waiver and Amendment to Waiver and Tenth Amendment to Credit Agreement dated as of August 25, 2016, among Yuma Exploration and Production Company, Inc., as Borrower, Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders and guarantors party thereto.